Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Mingteng International Corporation Inc. on Amendment No. 3 to the Form F-1 of our report dated May 26, 2023 with respect to our audit of the consolidated financial statements of Mingteng International Corporation Inc. as of and for the two years ended June 30, 2023 and 2022. We also consent to the reference to our Firm under the heading “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

November 22, 2023